UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2006

_________________
PACHINKO WORLD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-26442	88-0271810
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Campanero East, Irvine, California 92620
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 878-9189

Former address:
5912 Bolsa Avenue
Suite 108
Huntington Beach, California
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

                On November 20, 2006, Haruo Miyano resigned his position as a director of the Company. One of Mr. Miyano’s primary objectives as a director of the Company, among others, was to assist the Company in obtaining financing through its status as a reporting company. It had become apparent to the Company as well as Mr. Miyano that it was not in the best interests of the Company to pursue such financing opportunities.

                A letter from Mr. Miyano to the Company agreeing with this reason for his resignation is attached to this current report on Form 8-K as Exhibit 99.1.

ITEM 8.01	OTHER EVENTS

                On November 20, 2006, the Board of Directors voted to approve a press release announcing its intent to deregister the Company’s common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or about December 22, 2006. As a result of deregistering its common stock and suspending its reporting obligations the Company’s common stock will no longer be eligible for trading on the Over-the-Counter Bulletin Board.

                A copy of the related press release is attached to this current report on Form 8-K as Exhibit 99.2.

ITEM 8.01	OTHER EVENTS

                Effective immediately, the Company’s address of record in the United States has been changed to:

                c/o Toshiki Hara
                10 Campanero East
                Irvine, CA 92620
                Tel. 714-878-9189

                The information included in this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for purposes of, nor shall it be deemed incorporated by reference in, any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

99.1	Letter from Haruo Miyano to Pachinko World dated November 20, 2006
99.2	Press Release issued November 22, 2006

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pachinko World, Inc.

Date: November 22, 2006	By:	/s/ Shinichi Hirabayashi
Shinichi Hirabayashi President and CEO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter from Haruo Miyano to Pachinko World dated November 20, 2006
99.2	Press Release issued November 22, 2006

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